Exhibit 99

NEWS RELEASE

SILICON LABORATORIES REPORTS THIRD QUARTER RESULTS

AUSTIN, Texas – Oct. 25, 2004 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported revenue of $121.0 million for the third quarter of 2004 and earnings per share of $0.39.

Financial Results

Revenue for the third quarter increased 46 percent over $82.9 million for the same period in 2003. Under generally accepted accounting principles (GAAP), operating income for the third quarter was $30.4 million, or 25.1 percent of revenues. Third quarter net income was $21.0 million. Excluding non-cash charges for amortization of deferred stock compensation, adjusted net income for the third quarter was $22.0 million and adjusted diluted net income per share was $0.40. The company’s cash and short-term investments increased eight percent to $241 million. The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

Business Summary

“I am very pleased to report that we achieved our target operating model for the ninth consecutive quarter,” said Dan Artusi, president and chief executive officer of Silicon Laboratories. “We identified and began addressing changes in the wireless market early in the quarter demonstrating the company’s nimbleness. The growing diversity of our product portfolio and customer base also contributed to our business performance.”

Silicon Laboratories’ broad-based mixed-signal businesses performed well during the quarter, with revenue growing sequentially by 11 percent due to strength in ProSLIC® telephony ICs, ISOmodem® embedded modems and microcontroller products. As expected, mobile handset

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revenue declined sequentially. However, handset design win activity hit a record high and included next generation products.

Business Outlook

“We are taking a very cautious view on the industry in the fourth quarter. We believe that uncertainty in the outlook for the world’s economy along with an excess of semiconductor supply will result in softness in the major markets we serve,” Mr. Artusi added. “We believe that it will take time for our customers to bring the supply chain into balance and for end market demand visibility to improve.”

The company anticipates revenue of $93 to $97 million in the fourth quarter of 2004.

Conference Call Today

A conference call discussing the third quarter results will follow the release at 4:15 p.m. Eastern Time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 866-470-8786 (U.S.) or +1 203-369-1489 (international). These replays will be available through November 25, 2004.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease rapidly; dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Labs may not be able to manage strains associated with its growth; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions, including the acquisition of Cygnal Integrated Products; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories filings with the SEC, including the Form 10-Q that we anticipate will be filed on or about October 25, 2004. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, ProSLIC, ISOmodem and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 2, 2004	SEPTEMBER 27, 2003	OCTOBER 2, 2004	SEPTEMBER 27, 2003
Revenues	$121,010	$82,907	$360,763	$215,746
Cost of revenues	53,712	38,061	163,122	111,906	*
Gross profit	67,298	44,846	197,641	103,840
Operating expenses:
Research and development	18,856	12,267	54,865	33,433
Selling, general and administrative	17,058	10,688	48,912	30,223
Amortization of deferred stock compensation	983	1,196	3,383	3,686
Operating expenses	36,897	24,151	107,160	67,342
Operating income	30,401	20,695	90,481	36,498
Other income (expense):
Interest income	790	281	1,860	933
Interest expense	(78)	—	(243)	—
Other income (expense), net	(29)	75	1,979	(707)
Income before income taxes	31,084	21,051	94,077	36,724
Provision for income taxes	10,041	7,119	30,313	12,931

Net income	$21,043	$13,932	$63,764	$23,793
Net income per share:
Basic	$0.41	$0.28	$1.25	$0.49
Diluted	$0.39	$0.26	$1.16	$0.46
Weighted-average common shares outstanding:
Basic	51,389	48,939	51,124	48,545
Diluted	54,547	52,816	54,930	51,709

* Includes a $15.3 million charge for a patent infringement litigation settlement

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	OCTOBER 2, 2004	SEPTEMBER 27, 2003	OCTOBER 2, 2004	SEPTEMBER 27, 2003
GAAP net income	$21,043	$13,932	$63,764	$23,793

Adjustments:
Settlement of patent infringement lawsuit, net of tax	—	—	—	10,377
Amortization of deferred stock compensation	983	1,196	3,383	3,686
Adjusted net income	$22,026	$15,128	$67,147	$37,856

GAAP diluted shares outstanding	54,547	52,816	54,930	51,709

Adjusted diluted net income per share	$0.40	$0.29	$1.22	$0.73

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	OCTOBER 2, 2004	JANUARY 3, 2004
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$180,422	$151,359
Short-term investments	60,324	38,954
Accounts receivable, net of allowance for doubtful accounts of $1,638 at October 2, 2004 and $1,079 at January 3, 2004	77,802	47,879
Inventories	38,825	34,064
Deferred income taxes	5,784	5,784
Prepaid expenses and other	4,998	5,600
Total current assets	368,155	283,640
Property, equipment and software, net	37,026	34,376
Goodwill	38,721	38,613
Other intangible assets, net	16,021	14,744
Other assets, net	10,215	6,722
Total assets	$470,138	$378,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,360	$45,488
Accrued expenses	15,492	11,251
Deferred income on shipments to distributors	23,914	11,526
Income taxes payable	10,320	12,663
Total current liabilities	92,086	80,928
Long-term obligations	7,561	9,962
Total liabilities	99,647	90,890

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.0001 par value; 250,000 shares authorized; 51,935 and 51,237 shares issued and outstanding at October 2, 2004 and January 3, 2004, respectively	5	5
Additional paid-in capital	272,697	256,792
Deferred stock compensation	(5,641)	(9,257)
Retained earnings	103,430	39,665
Total stockholders’ equity	370,491	287,205
Total liabilities and stockholders’ equity	$470,138	$378,095

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